L E A S E

                                TABLE OF CONTENTS

         ARTICLE        HEADING                                       PAGE NO.
        ------------  --------------                               -------------
                  DEFINITIONS                                          1
           1.01   INTENT OF LEASE                                      1
           2.01   DEMISE                                               2
           2.02   TERM                                                 2
           3.01   RENT                                                 2
           4.01   ADDITIONAL RENT                                      2
           5.01   PROPERTY TAX AND OPERATING EXPENSES                  3
           6.01   TENANT'S COVENANTS                                   4
           7.01   ASSIGNING AND SUBLETTING                             13
           8.01   LANDLORD'S COVENANTS                                 13
           9.01   DAMAGE, DESTRUCTION OF PREMISES                      15
         10.01    EXPROPRIATION                                        16
         11.01    LANDLORD'S RIGHTS AND REMEDIES                       16
         12.01    NON-WAIVER                                           18
         13.01    TENANT'S FIXTURES                                    19
         14.01    FORCE MAJEURE                                        19
         15.01    LIMITATION OF LANDLORD'S LIABILITY                   19
         16.01    RESERVATION TO LANDLORD                              20
         17.01    OVERHOLDING                                          20
         18.01    SERVICE OF LEGAL DOCUMENTS                           20
         19.01    GENDER                                               21
         20.01    DEFINITION                                           21
         21.01    NOTICES                                              21
         22.01    TIME OF ESSENCE                                      21
         23.01    ENTIRE AGREEMENT                                     21
         24.01    ENUREMENT                                            21
         25.01    CAPTIONS                                             22
         26.01    GOVERNING LAW                                        22
         27.01    ACCEPTANCE                                           22

SCHEDULE "A"      LEGAL DESCRIPTION
SCHEDULE "B"      SKETCH PLAN OF LEASED PREMISES
SCHEDULE "C"      STANDARD METHOD OF FLOOR MEASUREMENT
SCHEDULE "D"      RULES AND REGULATIONS
SCHEDULE "E"      OPERATING EXPENSES
SCHEDULE "F"      RENEWAL
SCHEDULE "G"      ADDENDUM TO LEASE
SCHEDULE "H"      LOCATION OF GENERATOR AND AIR CONDITIONER




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THIS INDENTURE OF LEASE made the,  31st day of May, 2000

BETWEEN: 1045 HOWE STREET HOLDINGS LTD., a body corporate, of the
         City of Vancouver, Province of British Columbia

(hereinafter referred to as the "Landlord")

                                                               OF THE FIRST PART

AND: MILINX BUSINESS SERVICES, INC., a corporate body, of Suite 901, 1080 Howe Street, of the City of Vancouver, Province of British Columbia

(hereinafter referred to as the "Tenant")

                                                              OF THE SECOND PART

WITNESSETH that in consideration of the mutual covenants, conditions and agreements herein contained, the Landlord and Tenant and covenantor covenant and agree as follows:

In this Lease:

(a) "Building" means the office and commercial complex and all appurtenances thereto (including Common Facilities as hereinafter defined), municipally addressed as 1045 Howe Street, Vancouver, B.C., and situate on the lands described in Schedule "All attached hereto (hereinafter called the "Lands", and together sometimes called the "Lands and Building").

(b) "Leased Premises" means that portion of the Floor shown outlined in red on the plan annexed hereto as Schedule "B" to this Lease.

(c) Common Facilities" means the facilities within or serving the Building which are provided or designated by the Landlord for the use or benefit of Building tenants and/or their employees, customers and invitees, and includes without limitation, and as the same may be changed from time to time, entrances, lobbies, sidewalks, driveways, vestibules, corridors, passageways, stairways, public elevators, public washrooms, and, where applicable, loading and unloading areas, parking facilities, landscaped areas and service elevators, together with the facilities or equipment within or serving the Building and the tenants thereof, including, without limitation, mechanical and electrical rooms and the machinery and equipment therein, fire protection and detection equipment, duct shafts, Building storage areas and service areas.

(d) "Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. Monday to Friday, inclusive of each week, exclusive of all statutory or legal holidays, or such other lesser hours as the Landlord may from time to time specify by regulation.

(e)      "Lease" means this Lease and the Schedules attached hereto.

INTENT OF LEASE

1.01 The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord yielding completely net to the Landlord the rentals herein provided for, and that the Landlord shall not be responsible during the term of the Lease for any costs, charges, expenses or outlays of any nature whatsoever, in respect of the said Lands, Building or improvements or the contents thereof, excepting only the Landlord's income tax in respect of income received from leasing the Leased Premises, and excepting principal and interest payments to be made in connection with any mortgage or other financing placed on the said Lands, Building and improvements thereon by the Landlord, and except also as expressly herein provided; and further, that all costs, expenses, obligations and liabilities of any kind and nature whatsoever relating to the Leased Premises and the Tenant's share


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of all operating  expenses,  costs,  obligations and liabilities of any kind and nature in respect of the said Lands, Building and improvements thereon which may arise or become due during or in respect of the term of this Lease shall be payable and will be paid by the Tenant without any variation, set-off or deduction, and the Tenant covenants and agrees to indemnify and save harmless the Landlord from and in respect of any and all such costs, expenses, obligations and liabilities.

DEMISE

2.01 In consideration of the rent, covenants, agreements and conditions hereinafter reserved and contained on the part of the Tenant to be paid, observed, kept and performed, the Landlord hereby demises and leases to the Tenant and the Tenant hereby leases from the Landlord, the Leased Premises.

TERM

2.02 To have and to hold the Leased Premises for a term (hereinafter called the "Term") of Four (4) years and Four (4) months, commencing on 2000

July 1, (hereinafter called the "Commencement Date") and ending on October 31, 2000 (hereinafter called the "Termination Date").


RENT

3.01 Yielding and paying annually therefor unto the Landlord at the Landlord's office (or to such other person or persons at such place or places as the Landlord may from time to time in writing designate) annual basic rent of One Hundred and Twenty Six Thousand and Forty Five Dollars ($126,045.00) plus GST, payable monthly in advance in the amount of $10,503.75 plus GST.

It is understood and agreed that the aforesaid annual rent (hereinafter called "Basic Rent") is calculated on the basis of Fourteen Thousand and Five (14,005) square feet, more or less leased at the rate of Nine Dollars ($9.00) per square foot per annum. of Rentable Area and that the Rentable Area has been calculated in accordance with the Method of Floor Measurement annexed hereto as Schedule "C".

ADDITIONAL RENT

4.01 In addition to the Basic Rent hereby reserved the Tenant agrees to pay to the Landlord a monthly amount (hereinafter called "Additional Rent") payable on the first day of each month during the Term consisting of:

(a) One-twelfth (1/12th) of the Tenant's Proportionate Share of Property Tax for each Taxation Year, or portion thereof, occurring during the Term of this Lease (as such terms are defined in and as such Tax is estimated by the Landlord yearly in advance and determined in accordance with clause 5.01 of this Lease); and

(b) One-twelfth (1/12th) of the Tenant's Proportionate Share of operating Expenses for each operating Year, or portion thereof, occurring during the Term of this Lease (as such terms are defined in and as such Expenses are estimated by the Landlord yearly in advance and determined in accordance with clause 5.01 of this Lease).

Provided, however, that following the end of each Taxation Year and Operating Year occurring during the Term, the aggregate of such monthly charges paid by the Tenant during the relevant Taxation Years and Operating Years shall be adjusted appropriately by the Landlord on the basis of the actual amount payable by the Tenant for such Taxation Year and Operating Year pursuant to this Lease, and as set forth in a statement to be furnished by the Landlord to the Tenant following the expiration of such Taxation Year and Operating Year. Any resulting excess or deficiency being payable respectively by the Landlord to the

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Tenant or by the Tenant to the  Landlord  shall be paid within  thirty (30) days after the furnishing of each of such statement.

Provided further that Basic Rent and Additional Rent are hereinafter sometimes called "Rental".

PROPERTY TAX AND OPERATING EXPENSES

5. 01 The Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of the Property Tax for each Taxation Year and of the Operating Expenses for each Operating Year. The Tenant I s Proportionate Share of any such Property Tax and Operating Expenses shall be paid by the Tenant to the Landlord in the manner provided in this clause 5.

The following words and phrases wherever used in this Lease shall have the following meanings:

(a) "Property Tax" means all taxes, rates, duties, levies, fees, charges and assessments whatsoever, imposed, assessed, levied or charged on or against the Lands or the Building, on or against the Landlord on account of the Lands or Building or immovable accessories by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporation or authority, including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such taxes, rates, duties, levies, fees, charges or assessments, but excluding such taxes and capital gains, profits, or excess profits taxes assessed upon the income of the Landlord.

If the system of property taxation shall be altered or varied and if any new tax shall be levied or imposed on all or any portion of the Lands and Building and/or the revenues therefrom and/or the Landlord in substitution for and/or in addition to Property Tax presently levied or imposed, then any such new tax or levy shall be deemed to be the Property Tax.

(b) "Taxation Year" means a consecutive twelve (12) month period ending June 30th or such other consecutive twelve (12) month period which may be determined from time to time by the Landlord.

(c) "Operating Expenses" means and includes all expenses and costs incurred by the Landlord in connection with the operation, maintenance, repair and replacement of the Lands and Building to a first class standard all as set out in Schedule "E" of this Lease.

(d)  "Operating  Year"  means a  consecutive  twelve  (12) month  period  ending
December 31st, or such other consecutive twelve (12) month period as the Landlord from time to time may adopt.

(e) "Tenant's Proportionate Share" means a fraction, being the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the aggregate Rentable Area of the Building, all expressed in square feet. The aggregate Rentable Area of the Building is one Hundred Thousand Eight Hundred and Ninety Two (100,892) square feet.

(f) Janitorial services for the Leased Premises are to be provided by the Landlord with the cost to be included in the Operating Expenses. In the event that the Tenant elects to use its own Janitorial services, the Landlord shall deduct Five Cents ($0.05) per square foot per month from the Operating Expenses and the Tenant may reduce by Seven Hundred Dollars and Twenty Five Cents ($700.25) from the monthly Additional Rent payable by the Tenant.

Notwithstanding the aforementioned definitions of Taxation Year and Operating Year, if and whenever a Taxation Year or an Operating Year shall be less than twelve (12) consecutive months having regard to the Commencement Date or Termination Date of the Term of this Lease, or to the adoption by the Landlord of an


                                      - 4 -


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Operating Year or of a Taxation Year other than as specified as aforesaid,  then for the purposes of this Lease, such lesser period of time shall be deemed to be the Taxation Year and Operating Year applicable to such period and any and all appropriate adjustments shall be made with respect to such deemed Taxation Year and Operating Year.

TENANT'S COVENANTS

6.01 The Tenant hereby covenants with the Landlord as follows:

(a) The Tenant agrees to pay in lawful money of Canada to the Landlord the rents herein reserved at the times herein provided without any set-off, compensation or deduction whatsoever, at the office of the Landlord at the address specified or designated herein or at such other address as the Landlord may from time to time by notice in writing to the Tenant direct.

All rent reserved herein including, without limitation, Basic Rent and Additional Rent, shall be deemed to accrue from day to day, or if for any reason it shall be necessary to calculate rent for irregular periods of less than one
(1) year or less than one (1) month, rent shall be calculated so as to reflect such daily accrual.

(b) Any and all other and further amounts which may at any time or times during the Term be or become payable or reimbursable by the Tenant to the Landlord under this Lease and whether designated as Additional Rent or otherwise, shall be paid or reimbursed by the Tenant to the Landlord promptly on demand and upon failure by the Tenant so to pay may be recoverable by the Landlord as rent in arrears by any and all remedies available to the Landlord for the recovery of rent in arrears.

(c) The Tenant shall pay for all electricity consumed or used in the Leased Premises on a metered or on a Rentable Area basis, as applicable. The Tenant shall also pay for gas, water, telephone and other utility services consumed or used in the Leased Premises, including, without limitation, electricity and all other utilities used by the Tenant for laboratories and/or any special air-conditioning system servicing its computers. In addition, the Tenant shall pay for all utilities (including electricity) consumed by any other machinery or equipment owned by the Tenant whether situate within or without the Leased Premises. If any such utility service cannot reasonably be sub-metered separately from the same utility service provided to parts of the Building other than the Leased Premises, the Tenant shall pay for such utility service on a connected load and usage basis and as determined by the Landlord's Engineer.

(d) Notwithstanding any provision in this Lease as to Operating Expenses (including Schedule "E"), the Tenant shall pay for all costs and expenses where the costs and expenses are incurred solely for the benefit of the Tenant or, if the Tenant enjoys the benefit of the same greater than on a pro rata basis with other tenants, then the Landlord may, acting reasonably, fix the amount payable by the Tenant (even where such costs and expenses might otherwise be Operating Expenses).

(e) The Tenant shall pay, as and when due, all business taxes and any other taxes or licence fees imposed in respect of the occupation of and the operations conducted in, on or from the Leased Premises. The Tenant shall pay all taxes, rates and assessments levied, charged or assessed by any school, municipal, regional, provincial, federal or parliamentary body or authority against or in respect of personal property (other than that owned by the Landlord) situate in or on the Leased Premises or any part thereof (whether or not such personal property is owned by the Tenant and whether such taxes, rates and assessments are levied, charged or assessed to the Landlord or to the Tenant), such personal property to include, without limitation, fixtures,


                                      - 5 -


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improvements,  machinery and equipment  made and installed by the Tenant upon or in the Leased Premises, but not to include machinery and equipment of the Landlord.

(f) If the Tenant shall elect or cause to have the Leased Premises or any part thereof assessed or charged with any separate School Tax or any special or additional Taxes the Tenant shall pay to the Landlord, as Additional Rent, as soon as the amount thereof is ascertained, any amount by which the Taxes on the Building or the Lands or on the Landlord on account thereof are thereby increased.

         (g) In the event of the Tenant failing to pay the aforesaid utilities, taxes, licence fees, rates or assessments which it has herein covenanted to pay and which may constitute a lien or charge upon the Leased Premises or its contents, or the Building or Lands, the Landlord may, if such default is not cured after the giving of ten (10) days' notice to the Tenant by the Landlord, pay all or any of the same and all such payments so made shall be recoverable in the same manner as rent in arrears; provided, however, that where there is a bona fide dispute of the amount or propriety of any payment alleged to be due from the Tenant and the Landlord is not prejudiced by non-payment, the Landlord may at its sole discretion pay or not pay the same until such dispute has been resolved either by agreement of the Tenant or by the decision of a competent authority, whichever is the earlier in date; whereupon such period of ten (10) days will be deemed to commence on the date of such agreement or decision.

(h) The Tenant shall have no access to and shall not intermeddle with the electric lightbulbs, fluorescent tubes, starters, ballasts and fluorescent fixtures used in the Leased Premises.

(i) The Tenant shall at its expense and throughout the Term, repair (and where necessary, replace) in a first class manner and keep whole and in a first class condition the Leased Premises (including any carpet installed therein) reasonable wear and tear, structural repair and replacement, and damage by fire, lightning and tempest and other casualty against which the Landlord is insured only excepted; and the said Tenant will repair according to notice, reasonable wear and tear, structural repair and replacement, and damage by fire, lightning and tempest and other casualty against which the Landlord is insured only excepted; and that he will keep and leave the Leased Premises in good repair, reasonable wear and tear, structural repair and replacement, and damage by fire, lightning and tempest and other casualty against which the Landlord is insured only excepted. For greater certainty, but not so as to restrict the generality of the foregoing, the Tenant shall repair and keep whole and in good condition all carpeting in the Leased Premises and all glass in the Leased Premises, and all glass, including plate glass forming part of the perimeter outside or other wall of the Leased Premises.

(j) If the Building, including the Leased Premises, the elevators, boilers, engines, pipes or other apparatus (or any of them) used for the purpose of heating or air-conditioning the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls becomes damaged or destroyed through negligence, carelessness or misuse by the Tenant, his servants, agents, employees, or anyone permitted by him to be in the Building, or through him or them in any way damaging the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Building, the cost of the necessary repairs, replacements or alterations shall be the responsibility of the Tenant who shall pay such costs to the Landlord forthwith on demand.

(k) The Tenant shall permit the Landlord, its servants or agents from time to time within Normal Business Hours, or at any time in the case of emergency, to enter and examine the state of

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maintenance, repair and order of the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, decoration or replacement as may be found necessary from such examination; provided, however, that the failure of the Landlord to give such notice shall not relieve the Tenant from its obligations to maintain, repair, decorate and keep the Leased Premises and the Tenant's equipment, fixtures and improvements therein in good condition and in a good and tenantable state of maintenance, repair and decoration. The Tenant agrees that the Landlord shall have the right to enter the Leased Premises at all reasonable times during the Term to make repairs or alterations as the Landlord shall deem necessary for the safety or preservation or proper administration of the Leased Premises or any other portion of the Building, and the Landlord may for such purposes attach scaffolds or other temporary structures to the Leased Premises all without compensation or responsibility to the Tenant for any loss, injury, damage, inconvenience, discomfort or annoyance suffered by the Tenant.

The Landlord, its servants or agents may at any time and from time to time enter upon the Leased Premises to remove any article or remedy any condition which in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance and such entry by the Landlord shall not be deemed to be re-entry.

(1) The Tenant agrees that the Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants, or employees nor shall the Landlord, its agents, servants, employees or contractors be liable (save for its or their own negligence) for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein.

(m) The Tenant shall, when necessary during the Term of this Lease and whether upon receipt of notice from the Landlord or not, perform, effect and pay for such maintenance, repairs, decoration or replacements as may be the responsibility of the Tenant under this Lease by the use of contractors or other qualified workmen approved by the Landlord in writing. In the event that the Tenant fails to comply with the Landlord's notice to effect maintenance, repairs, decoration or replacements within the time provided for in the Landlord's notice, then the Landlord may cause such maintenance, repairs, decoration or replacements to be undertaken and the Landlord shall be entitled to recover from the Tenant the cost thereof together with a fee for supervision of the carrying out of the Tenant's obligations, such fee to be an amount equal to ten (10%) percent of the costs incurred by the Landlord with respect thereto, which costs and fees shall be forthwith payable by the Tenant to the Landlord and shall be recoverable in the same manner as rent in arrears.

(n) Upon the expiration of the Term of this Lease the Tenant shall deliver to the Landlord vacant and clean possession of the Leased Premises in the condition in which the Tenant is required to maintain the Leased Premises in accordance with the terms and provisions of this Lease, reasonable wear and tear excepted. The Tenant shall deliver to the Landlord all keys to the Leased Premises and the Building which the Tenant has in its possession.

(o) The Tenant shall use and occupy the Leased Premises only for lawful purposes in connection with its corporate business, or professional offices, provided it shall comply with the requirements of federal, provincial and municipal laws and regulations. The Tenant shall not use or permit to be used the Leased Premises or any part thereof for any other purpose or

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business  without  the  written  consent of the  Landlord.  Notwithstanding  the foregoing, the Tenant shall not (i) have the right to conduct a restaurant, cafeteria, snack bar or other food dispensing operation in or from the Leased Premises; provided, however, that the Tenant shall have the right to designate a bag lunch area in the Leased Premises for the exclusive use of employees of the Tenant and the Tenant's employees shall have the right to boil water in such area for the purpose of brewing beverages; or (ii) use or permit the use of the Leased Premises or any part thereof for the conduct of any business which is, or is similar to, the business carried on by a Bank, or by a trust company, acceptance or loan corporation, or by a corporation or organization engaged in the business of accepting money on deposit or lending money, or any similar business.

(p) The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business, nor use or permit it to be used in such manner as to cause a nuisance or otherwise cause or permit annoying noises or vibrations or offensive odours to emanate therefrom and the Tenant agrees that the Landlord shall determine in its own discretion if any such state or condition exists. The Tenant shall not permit or suffer any waste or damage, disfiguration, or injury to the Lands and the Building or any overloading of the floor or floors of the Leased Premises and the Tenant shall not place therein any safe, heavy business machine or other heavy object without first obtaining the written consent of the Landlord and the Tenant agrees that the Landlord shall determine in its own discretion if any state or condition of overloading exists or may exist. Any background music provided by the Tenant in the Leased Premises shall be from the same source as that provided by the Landlord in the Building or if no background music is provided by the Landlord, from such source as shall have been previously approved in writing by the Landlord.

(q) The Tenant shall not do or permit to be done or omit to do anything or permit any omission which shall cause or shall have the effect of causing the rate of insurance upon the Building or any part thereof to be increased at any time during the Term, provided, however, that if such rate of insurance shall be increased as a result of the use and occupancy of the Leased Premises by the Tenant or any act or omission of the Tenant, the Tenant shall on demand pay to the Landlord the amount by which the insurance premium shall be so increased notwithstanding any other remedy the Landlord may have. If any policy of insurance upon the Building or any part thereof is cancelled or is threatened to be cancelled by the insurer thereunder by reason of the use or occupancy of the Leased Premised by the Tenant or by any act or omission of the Tenant, or such of same as may be permitted by the Tenant, the Landlord may forthwith terminate this Lease by notice in writing and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be adjusted to the date of such termination and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord and the Landlord may forthwith re-enter and take possession of the same.

(r) The Tenant shall not obstruct the Common Facilities or use the Common Facilities other than for their intended purpose.

(s) If there is an air-conditioning system in the Building, the Tenant shall cause all Building standard sun curtains to be kept closed on all windows when exposed to the sun during the time when the air-conditioning system of the Building is in operation. The Tenant shall have the right to install over curtains, provided that any such over curtains shall be placed on the room side of the sun curtains supplied by the Landlord and provided that such over curtains shall not disrupt heating or air-conditioning functions and the Tenant shall be responsible for any damage to window glass caused by the use of such over curtains.

(t) The Tenant shall at its expense comply with all provisions of law including, without limitation, federal and provincial legislative enactments, building and other civic by-laws and any other governmental and municipal codes and regulations which relate to the Tenant's partitioning, equipment, operation and use of the Leased Premises or the making by the Tenant of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises or the conduct of any business conducted in or from the Leased Premises. The Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authorities or made by fire insurance underwriters.

(u) The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Building or visible from the outside of the Building, nor shall the Tenant paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of the Leased Premises (or outside the Leased Premises but visible from the outside) without the written consent of the Landlord, such consent not to be unreasonable withheld. The Landlord shall prescribe, and the Tenant shall adopt, a uniform pattern of Tenant Identification signs to be placed on the outside of the doors leading to the Leased Premises.

(v) The Tenant may, with the prior written consent of the Landlord (such consent not to be unreasonably withheld), from time to time during the Term, make such alterations, additions, substitutions and improvements to the Leased Premises or any part thereof as the Tenant may reasonably deem necessary or desirable to adapt the Leased Premises for its purposes, provided that the outside appearance and strength of the Building and the mechanical, electrical, plumbing and air-conditioning services thereof are not adversely affected. Prior to commencement of any such work the Tenant shall submit to the Landlord for approval drawings and specifications detailing such work, and the Tenant shall thereafter obtain the Landlord's prior written consent to any change or changes in such drawings and specifications. Such work may be performed by contractors or workmen engaged by the Tenant but in each case only as approved in writing by the Landlord (such approval not to be unreasonably withheld) and subject to all conditions which the Landlord may reasonably impose (including contractor's public liability insurance in reasonable amounts) and the Tenant shall, in the performance of any such work ensure, so far as may be possible, the progress and completion thereof without undue delay. Any such work shall be performed by competent contractors or workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the Building of the Landlord, its contractors or sub-contractors. Provided, however, the only persons who shall in any way modify or work on mechanical, electrical, plumbing and air- conditioning systems shall be the contractors of the Landlord and the Tenant shall pay all of the Landlord's costs in regard to the same and, if required by the Landlord, shall post an amount set by the Landlord for such costs prior to any consent being required to be given by the Landlord for the purpose of making such alterations, additions, substitutions and improvements to the Leased Premises. The Tenant shall submit to the Landlord supervision of all work (although the Landlord shall be under no obligation to so supervise, and shall in no way be responsible for any loss as a result of not so supervising any part or all of such work) and shall promptly pay all charges or expenses pertaining to such supervision, including all charges reasonably made by the Landlord for the time spent and disbursements incurred by its employees or agents, and all fees and expenses charged by the Landlord's consultants, including and without limiting the generality thereof, the Landlord's Architect and Engineer. Supervision shall include the examination by the Landlord and its consultants, or any of them, of the Tenant's drawings and specifications in regard thereto. Any connections of apparatus to the electrical or telephone systems other than a connection to an existing base receptacle or any connection of apparatus to the plumbing lines shall be deemed to be an alteration within the meaning of this clause.

(w) To the extent permitted by law, the Tenant shall at all times indemnify and save harmless the Landlord of and from all loss and damage and all actions, claims, costs, demands, expenses, fines, liabilities and suits of any nature whatsoever for which the Landlord shall or may become liable, incur or suffer by reason of a breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any builders' or other liens for any work done or materials provided or services rendered for alterations, improvements, or repairs made by or on behalf of the Tenant to the Leased Premises, or by reason of any injury occasioned to or suffered by any person or damage to any property by reason of any wrongful act or omission, default or negligence on the part of the Tenant or any of its agents, concessionaires, contractors, customers, employees, invitees or licensees in or about the Land and Building. This indemnity shall survive the expiration or earlier ending of the Term.

(x) The Tenant further agrees that the Landlord unless negligent shall not be liable or responsible in any way for any personal injury, including death or consequential damage of any nature whatsoever, however caused, that may be suffered or sustained by the Tenant or by any other person who may be upon the Lands and Building, including the Leased Premises; or any loss or damage of any nature whatsoever, however caused, to the Leased Premises, any property belonging to the Tenant or to the property of any person while such property is in or about the Lands and Building, including the Leased Premises; whether in the course of the performance of the Landlord's obligations under this Lease or otherwise, save such as is caused by the negligent act or omission of the Landlord or any of its agents, contractors or employees.

(y) The Tenant further agrees that the Landlord unless negligent shall not, under any circumstances, and without in any way limiting the generality of paragraph 6.01 (x) hereof, be liable or responsible in any way for:

(1)      any loss or damage of any nature whatsoever:

(a) caused by failure, by reason of breakdown or other cause, to supply adequate drainage, snow or ice removal or by interruptions of any utility or HVAC system, or other services, or by steam, water, rain, snow or other substances leaking into, issuing or flowing into any part of the Leased Premises or from the water, steam, sprinkler or drainage pipes or plumbing of the Building or from any other place or quarter;

(b) caused by anything done or omitted to be done by any other Tenant of the Building;

(c) however caused, if the Landlord, its agents, contractors, or employees enter upon the Leased Premises in the case of an emergency; or

(2) any loss or damage of any nature whatsoever, however caused, to books, records, files, money, securities, negotiable instruments, papers or other valuables of the Tenant;

(3) any business, economic or indirect loss or damage of the Tenant of any nature whatsoever, however caused; or

(4) any loss against which the Tenant is obligated to insure against hereunder or has insured against.

(z) (1) The Tenant shall, during the whole of the Term and during such other time as the Tenant occupies the Leased Premises, take out and maintain the following insurance, at the Tenant Is sole expense, in such form and with such companies as the Landlord may reasonably approve:

(a) comprehensive general liability insurance against claims for bodily injury, including death, and property damage or loss arising out of the use and/or occupation of the Leased Premises,, or the Tenant's business on or about the Leased Premises; such insurance shall be in the name of the Tenant and the Landlord shall be added to such insurance as an Additional Insured so as to indemnify and protect both the Tenant and the Landlord and shall contain a "cross liability" or "severability of interests" clause so that the Landlord and the Tenant may be insured in the same manner and to the same extent as if individual policies had been issued to each and shall be for the amount of not less than $3,000,000.00 combined single limit or such other amount as may be reasonably required by the Landlord from time to time; such comprehensive general liability insurance shall, for the Tenant's benefit only, include contractual liability insurance in a form and of a nature broad enough to ensure the obligations imposed upon the Tenant under the terms of this Lease and shall be extended to include the following extensions: non-owned automobiles, personal injury and tenant's fire legal liability;

(b) all risk insurance upon its merchandise, stock-in-trade, furniture, fixtures and improvements and upon all other property in the Leased Premises owned by the Tenant or for which the Tenant is legally liable, and plate glass insurance, covering all plate glass in the Leased Premises, including plate glass windows and doors, store front thermopane, double set glass and lettering, if applicable, against breakage and damage from any cause, all in an amount equal to the full replacement value thereof, which amount in the event of a dispute shall be determined by the decision of the Landlord;

(c) business interruption insurance on an all risk basis and on a form commonly known as the "Profits" form; and

(d) owned automobile insurance with respect to all motor vehicles owned by the Tenant and operated in its business.

(2) The policies of insurance referred to above shall contain the following:

(a) provisions that the Landlord is protected notwithstanding any act, neglect, or misrepresentation of the Tenant which might otherwise result in the voiding of a claim under such policies and that such policies shall not be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insurer(s);

(b) provisions that such policies and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by the Landlord and that any coverage carried by the Landlord shall be excess coverage;

(c) provisions that such policies of insurance shall not be cancelled without the insurer providing the

Landlord thirty (30) days' written notice stating when such cancellation shall be effective;

(d)      a waiver of subrogation as against the Landlord.

(3) The Tenant shall further during the whole of the Term maintain such other insurance in such amounts and upon such terms as the Landlord may reasonably determine from time to time.

(4) Evidence satisfactory to the Landlord of all such policies of insurance shall be provided to the Landlord upon request.

(aa) Provided the Tenant has executed the within Lease and has the written consent of the Landlord, then, and in any event on or after the Commencement Date, the Tenant may, at its expense, paint and decorate the interior of the Leased Premises and appurtenances thereof and make such changes, alterations or improvements to and may paint and decorate the interior of the Leased Premises as will, in the judgment of the Tenant, better adapt the same for the purposes of its business provided that:

     (a) all changes, alterations, additions or improvements will require the written consent of the Landlord;

     (b) all the Tenant's partitioning work will be done in accordance with plans and specifications approved by the Landlord, such approval not to be unreasonably withheld, and in accordance with such conditions and regulations as may be adopted from time to time by the Landlord with respect to such partitioning work;

     (c) the Tenant may decorate and install fixtures and other equipment in the Leased Premises so long as such installation does not interfere with the operations of the Building on or about the Leased Premises, and it is agreed by the Tenant that the Landlord has no responsibility, risk or liability whatsoever for any loss or damage to any fixtures or other equipment so installed or left on the Leased Premises by the Tenant;

     (d) all changes, alterations, additions and improvements will comply with all statutes, regulations or by-laws of any municipal, provincial, federal or other authority.

(bb) The Tenant  shall  permit the Landlord or its agents at any time within six
(6) months before the end of the Term to enter the Leased Premises during Normal Business Hours in the company of prospective tenants for the purpose of showing the Leased Premises to such prospective tenants. The Landlord shall give the Tenant reasonable notice prior to entering the Leased Premises. For security and confidentiality reasons, an employee of the Tenant may accompany the prospective tenants during such showings provided the Tenant or its employees do not interfere with leasing efforts of the Landlord.

(cc) The Tenant covenants and agrees that the rules and regulations hereto attached as Schedule "D" are part of this Lease and shall in all respects be observed and obeyed, conformed to and performed by the Tenant and its employees, servants, agents and invitees. The Landlord shall have the right to make such other further and reasonable rules and regulations relating to the Leased Premises and to the Building as in its judgment may from time to time be necessary for the proper operation of the Building. All such rules and regulations now and thereafter in force shall be read as forming part of the terms and conditions of this Lease as if the same were embodied herein. All such other and further rules and regulations hereafter made by the Landlord shall be binding on the Tenant upon mailing a copy thereof to the Tenant, or by posting the same in a conspicuous place in the confines of the Building to be designated for such purpose. Nothing in this Lease contained shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease against any other tenant of the Building, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

(dd) The Tenant agrees that this Lease is and shall be subject and subordinate to any mortgage or charge which may now or hereafter be placed by the Landlord against the Building, the Lands, or the Leased Premises. The Tenant further agrees that on the request at any time and from time to time of the Landlord or of any mortgagee or encumbrancer of the Building to either (i) attorn to such mortgagee or encumbrancer and become bound to it as its tenant of the Leased Premises for the then unexpired residue of the Term and upon the terms contained herein, or (ii) postpone and subordinate this Lease to the mortgage or encumbrance held by such mortgagee or encumbrancer with the intent and effect that this Lease and all the rights of the Tenant shall be subject to the rights of such mortgagee or encumbrancer as fully as if the mortgage or encumbrance had been made before the making of this Lease. Whichever of the foregoing may be requested (and notwithstanding that any previous attornment and subordination to such mortgagee or encumbrancer shall have been given) the Tenant shall execute promptly any instrument of attornment, postponement or subordination which may be so requested to give effect to the foregoing.

(ee) The  Tenant  shall at any time and from time to time upon not less than ten
(10) days' prior notice from the Landlord, execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the Basic Rent and Additional Rent then being paid hereunder, the dates to which the same and other charges hereunder have been paid, by instalments or otherwise, and whether or not there is any default on the part of the Landlord of which the Tenant has notice.

(ff) Should the Landlord convey or assign its interest in the Building and Lands or otherwise divest itself of its interest in the Building and Lands, it shall be relieved of all obligations under this Lease after the date of delivery of any such conveyance, assignment or transfer, save and except for the obligation to account to the Tenant for any monies due and payable to the Tenant by the Landlord pursuant to this Lease.

(gg) The Tenant covenants with the Landlord that the Tenant shall promptly pay all charges incurred by the Tenant for any work, materials or services that may be done, supplied or performed or claimed to have been done, supplied or performed, in respect of the Leased Premises and shall forthwith and in any event in not less than ten (10) days after becoming aware of the same, discharge or cause to be discharged any lien or claim of lien registered against the title to the Lands and Building or any part thereof or affecting the same and, in the event that the Tenant fails to do so, the Landlord may, but shall be under no obligation to do so, pay into court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Tenant to the

Landlord as Additional Rent. The Tenant shall allow the Landlord to post and keep posted on the Leased Premises any notices that the Landlord may desire to post under the provisions of the Builders' or Mechanics' Lien Act or other legislation.

(hh) Not to refer to the Building by any name other than by such name as may be designated from time to time by the Landlord and the Tenant shall use the name of the Building for the business address of the Tenant and for no other purpose.

(ii) To use the Leased Premises for the purpose of a data center, call center and corporate office and for no other purpose whatsoever.

(jj) The Tenant shall pay, if the Landlord elects not to include the cost of the same from time to time in Operating Expenses, the cost of installing, cleaning, maintaining, repairing and replacing electric lightbulbs, fluorescent tubes, starters, ballasts, fluorescent fixtures and other lighting equipment in the Leased Premises. In such event, the costs of the same in regard to the Common Facilities shall remain to that extent an Operating Expense.

ASSIGNING AND SUBLETTING

7.01 Except as set out herein, the Tenant may not assign or sublet the Premises or any portion thereof without the Landlord's prior written consent. The Landlord will not unreasonably withhold consent to assignment or subletting so long as the Tenant is in full compliance with the provisions of the Lease. Notwithstanding the above, the Tenant shall be permitted to sublet or assign a portion of the Premises to related companies without the Landlord's consent or written notice to the Landlord provided the Tenant continues to be fully responsible for complying with all the terms and conditions of the Lease.

The Tenant shall not otherwise part with possession of the whole or any part of the Leased Premises.

LANDLORD'S COVENANTS

8.01 The Landlord covenants with the Tenant as follows:

(a) Upon the payment of the rent hereby reserved at the times and in the manner herein provided and upon the observance and performance of each and every one of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed, the Tenant shall and may peacefully and quietly possess and enjoy the Leased Premises during the Term of this Lease without any interruption from or by the Landlord or any persons lawfully claiming by, through or under it save and except as expressly provided in this Lease; provided and it is hereby agreed that in no event will the conduct of repairs, alterations, additions or renovations by the Landlord to the exterior or interior of the Leased Premises or the Building (nor construction work in, or upon the Building or the Leased Premises) constitutes a breach of this covenant for quiet enjoyment.

(b) The Landlord shall permit the Tenant, its employees and all persons lawfully requiring communication with it to have access to the Leased Premises and to the Building during Normal Business Hours. At times other than Normal Business Hours access to the Building and the Leased Premises shall be in accordance with the rules and regulations established by the Landlord under this Lease.

(c) The Landlord shall permit the Tenant, its employees, invitees, and licensees the right of access to and use of, in common with other tenants of the Building, the toilet and washroom facilities in the Building other than those provided exclusively for the use of other tenants, and the Landlord shall keep such toilet and washroom facilities supplied with hot and cold water and in good repair and working order, reasonable wear and tear excepted.

(d) The Landlord shall operate, maintain and clean the Building in accordance with building management standards as are established by custom and practice for comparable buildings in the City in which the said Lands and Building are situated.

(e) The Landlord shall furnish sufficient heating to the Leased Premises during Normal Business Hours to the same standard of comfort as is established by custom and practice for comparable buildings in the City in which the said Lands and Building are situated.

(f) Where there is an air-conditioning system in the Building, the Landlord shall furnish air-conditioning to those areas serviced by that system during Normal Business Hours to the same standard of comfort as is established by custom and practice for comparable buildings in the City in which the Lands and Building are situate. The Landlord shall, however, when requested by the Tenant, furnish air-conditioning to the Leased Premises other than during Normal Business Hours, but only at the expense of the Tenant and upon receipt of notice from the Tenant not less than twenty-four (24) hours in advance. The expense to the Tenant for such additional air-conditioning shall be equal to the Landlord's actual cost for labour and utilities used in the operating of the air-conditioning system during the period of such additional airconditioning.

(g) The Landlord shall provide elevator service in the Building during Normal Business Hours and at least one passenger elevator for service to the Leased Premises at all other times. In the event any elevator in the Building is incapable of operating the Landlord shall repair such elevator with all due dispatch having regard to all of the circumstances.

(h) The Landlord shall keep the Common Facilities in a proper state of repair, reasonable wear and tear and damage and destruction as covered by Article 10 excepted, and the Landlord will make all repairs and replacements to the Building elevators and to the Building heating and air-conditioning apparatus (other than such apparatus as may be the property of or as may have been installed by the Tenant). The Landlord will be responsible for the making of and payment for structural repairs to the Building and all of such repairs shall be made by the Landlord as expeditiously as reasonably possible in the circumstances; provided that the Landlord shall not be liable for any direct, indirect or consequential loss or damage to any person or property for any failure to do so, unless such loss or damage is caused by the wilful act or neglect of the Landlord. Provided further, however, that the obligations of the Landlord hereunder are subject to Article 9.01, it being the intent of the parties that this Article 8.01 shall only apply where Article 9.01 does not apply.

(i) The Landlord shall pay when due Property Tax, rates and charges levied or assessed against the Lands and the Building, saving and excepting any tax on personal property or income, licences, fees, or other taxes or charges imposed upon the property, business or income of tenants and the use of any premises by tenants, including the Leased Premises.

(j) The Landlord shall take out or cause to be taken out and keep or cause to be kept in full force and effect:

(i) All Risk Insurance including flood and earthquake insurance, on the Lands and Building and including improvements, on a replacement cost basis, in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Landlord may determine; such insurance shall be in a form or forms normally in use from time to time for buildings and improvements of similar nature similarly situated, including, should the Landlord so elect, insurance to cover any loss of rental income which may be sustained by the Landlord;

(ii) boiler and machinery Insurance on such boilers and pressure vessels as may be installed or under the exclusive control of the Landlord in the Building (other than such boilers and pressure vessels to be insured by the Tenant hereunder); and,

(iii) comprehensive general liability insurance against claims of bodily injury, including death and property damage or loss arising out of the use and/or occupation of the Building in an amount such as would be carried by a prudent owner but in any case of not less than $3,000,000.00 combined single limit, in such form and subject to such deductions and exceptions as the Landlord may determine;

provided that nothing herein shall prevent the Landlord from providing or maintaining such broader coverage as the Landlord may determine.

DAMAGE, DESTRUCTION OR PREMISES

9.01 It is understood and agreed that if during the Term of this Lease the said Building of which the Leased Premises form a part shall be damaged or destroyed by fire, lightning, tempest, impact of aircraft, acts of God or the Queen's enemies, riots, insurrections, explosion or other casualty, then and in each such event the following provisions shall have effect:

(a) If the Leased Premises are rendered partially unfit for occupancy by the Tenant, the Basic Rent hereby reserved shall abate in part only in proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises or if the Leased Premises are rendered wholly unfit for occupancy, the Basic Rent hereby reserved shall be suspended in each case until the Leased Premises have been rebuilt and/or repaired or restored.

(b) If it shall require more than forty-five (45) days to rebuild and/or repair and restore the Building or the Leased Premises and, if such damage or destruction shall have occurred within the last two years of the initial Term or a Renewal Term, if any, of this Lease, the Landlord shall not be obligated to rebuild and/or repair and restore the Building or the Leased Premises. The Tenant shall be released from any further obligation under the Lease if the Landlord elects not to rebuild and/or repair and restore the Leased Premises.

(c) If the Landlord shall, pursuant to the provisions of this clause, be obligated to rebuild and/or repair and restore the Building of which the Leased Premises form a part, such rebuilding and/or repair and restoration shall be commenced promptly and shall be proceeded with all reasonable diligence so as to rebuild and/or repair and restore the Building of which the Leased Premises form a part as nearly as possible to the condition that they were in immediately before such damage or destruction or with such changes as the Landlord may determine. The Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any reasonable delay in repair which may arise by reason of adjustment of insurance on the part of the Landlord or on account of labour disagreements or any other cause beyond the Landlord's control.

(d) It is expressly understood and agreed that in the event of an obligation of the Landlord to rebuild and/or repair or restore the Building of which the Leased Premises form a part it shall not extend to or be deemed to include the rebuilding and/or repair and restoration of any alterations, additions, extensions, equipment or installations made by or for the Tenant upon the Leased Premises except for the floor covering installed for the Tenant by the Landlord.

(e) Notwithstanding the foregoing, if, in the opinion of the Landlord's Architect, twenty (20%) percent or more of the Rentable Area of the Building, excluding the area contained within the Leased Premises, is damaged or destroyed and the Landlord elects, as a result thereof, to demolish the Building, then notwithstanding that the Leased Premises may be unaffected by such damage or destruction, and notwithstanding any covenant of the Landlord in this Lease, the Landlord may on its election terminate this Lease and the tenancy hereby created by giving to the Tenant, within sixty (60) days following the date of such damage or destruction, written notice of the Landlord's election so to demolish and terminate and in such event this Lease and the tenancy hereby created shall terminate sixty (60) days after the delivery of the said written notice and Basic Rent shall be adjusted to the date of expiration of the said sixty (60) day notice period, at which time the Tenant shall deliver up possession of the Leased Premises to the Landlord.

EXPROPRIATION

10.01 If during the Term of this Lease the whole or any part of the Leased Premises or the Lands or Building are taken by expropriation, this Lease and the Term hereunder will not be cancellable in whole or in part, but the Landlord and the Tenant will each be entitled to such compensation with respect to their respective interests as the Court or tribunal determining such compensation may award.

LANDLORD'S RIGHTS AND REMEDIES

11.01 If and whenever:

(a) the Basic Rent hereby reserved or any part thereof or the Additional Rent or any other monies to be paid hereunder or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not; or

(b) there is a material breach or non-observance or nonperformance of any of the other covenants, agreements, provisos, conditions or rules and regulations on the part of the Tenant to be kept, observed or performed, and the same are not cured within five (5) business days of notice to so do (provided, however, if they cannot reasonably be so cured in that time, then in such additional time as may be reasonably necessary with the Tenant acting diligently to cure them forthwith); or

(c) the Leased Premises shall be vacated or remain unoccupied for ten (10) business days; or

(d) the Leased Premises shall be used, without the written consent of the Landlord, by any person other than the Tenant; or

(e) the Leased Premises or any part thereof shall be used for any purpose other than that for which the same were let; or

(f) the Term shall be taken in execution or attachment for any cause whatever; then, and in every such case, it shall be lawful for the Landlord at any time thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in the Lease contained to the contrary notwithstanding.

11.02 If the Term hereof or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or if a receiver or receive r-manage r is appointed in respect of any property of the Tenant or the Tenant shall make any assignment for the benefit of creditors or shall make any bulk sale or become bankrupt or insolvent or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall, at the option of the Landlord, cease and terminate and the Term shall immediately become forfeited and void and the then current month's Basic Rent and the next ensuing three (3) months' minimum Basic Rent shall immediately become due and be paid and the Landlord may immediately claim the same together with any arrears then unpaid and any other amounts owing to the Landlord by the Tenant and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises and become the owner of and remove the Tenant's effects therefrom, any statute or law to the contrary notwithstanding, the whole without prejudice to and under reserve of, all other rights, remedies and recourses of the Landlord.

11.03 If at any time an action is brought for recovery of possession of the Leased Premises, or the recovery of rental or any part thereof, or because of a breach by act or omission of any other covenant herein contained on the part of the Tenant, and a breach is established, the Tenant shall pay to the Landlord all expenses incurred by the Landlord in the enforcement of its rights and remedies hereunder.

11.04 In case the Leased Premises shall be deserted or vacated, the Landlord shall have the right, if it thinks fit, to enter the same, as the agent of the Tenant either by force or otherwise without being liable to any prosecution therefor, and to relet the Leased Premises as the agent and at the risk of the said Tenant and to receive the rental therefor, and the Tenant shall pay any deficiency in Basic Rent, Additional Rent, or any other monies otherwise payable hereunder.

11.05 It is hereby expressly understood and agreed that if at any time and so often as the same shall happen, the Tenant shall make default in the observance or performance of any of the Tenant's covenants herein contained, then the Landlord may, but shall not be obligated so to do, without waiving or releasing the Tenant from its obligations under the terms of this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant has made default, or make payment of any monies that the Tenant has failed to pay; and all reasonable costs and expenses incurred by the Landlord in the observance or performance of such covenant or covenants including, without limitation, legal costs as between solicitor and client and any monies so paid by the Landlord, with interest thereon from the date upon which the Landlord shall have paid out the same at a rate equal to three (3%) percent per annum above the prevailing Prime Rate from time to time charged on demand commercial loans as determined by the Royal Bank of Canada at its Main Branch in the City of Vancouver, in the Province of British Columbia, such interest being payable and compounded monthly and calculated from the time the Landlord shall have paid out the same and shall be a charge on the Leased Premises in favour of the Landlord in priority to the interest of the Tenant hereunder and of any person claiming under or through the Tenant and all such costs, expenses, monies and interest thereon shall be payable by the Tenant, any such monies paid out by the Landlord as aforesaid, together with interest thereon forthwith on demand as Additional Rent, and the Landlord shall have the same rights and remedies and may take the same steps for the recovery thereof as for the recovery of rent in arrears.

11.06 The Tenant shall pay to the Landlord interest at the rate equal to three (3%) percent per annum, above the prevailing Prime Rate from time to time charged on demand commercial loans as determined by The Royal Bank of Canada at its Main Branch in the City of Vancouver, in the Province of British Columbia, on all payments of Basic Rent and other sums required to be made under this Lease which have become overdue so long as such payments remain unpaid.

11. 07 No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

11.08 All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

11.09 The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress on the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell all the Tenant's goods and property which at any time have been located within the Leased Premises whether within the Leased Premises or not and apply the proceeds of such sale upon Basic Rent outstanding and upon the costs of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it vacates the Leased Premises leaving any Basic Rent unpaid, the Landlord, in addition to any remedy otherwise provided by law, may seize and sell the said goods and property of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and property had remained upon the Leased Premises. For the purpose of making a distress or for the purpose of re-entry for any reason under this Lease, the Landlord by itself, its agents or Bailiffs may break open any door or window and enter upon the Leased Premises, and the Landlord, its agents and Bailiffs, shall not be liable for any action in respect thereof or for any loss or damage occasioned thereby. The Tenant hereby expressly releases the Landlord from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

NON-WAIVER

12.01 No covenant, term or condition of this Lease shall be waived except by written consent of the Landlord and the forebearance or indulgence by the Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by the Tenant and the Landlord shall be entitled to invoke any remedy available under this Lease or at law or in equity despite such forebearance or indulgence. The waiver of any breach of any covenant, term or condition by the Landlord shall not constitute a waiver of any other breach regardless of the Landlord's knowledge thereof. The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums. The subsequent acceptance of rent by the Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Tenant other than the failure to pay the particular rent so accepted and the acceptance by the Landlord of any rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a sub-tenant under or assignee of this Lease. Nevertheless, the Landlord may accept rent from any person occupying the Leased Premises at any time without in any way waiving any right under this Lease. Any condoning, excusing or overlooking by the Landlord of any default, breach or non-performance by the Tenant at any time in respect of any payment, covenant, agreement, proviso or condition contained in this Lease shall not operate as a waiver of the Landlord's rights in respect of any subsequent and/or continuing default, breach or non-performance, or defeat or affect in any way the rights of the Landlord herein in respect of any subsequent default, breach or non-performance. Time shall be of and continue to be of the essence of this Lease and of all covenants, agreements, provisos and conditions contained in this Lease.

TENANT'S FIXTURES

13.01 The Tenant's fixtures (other than trade fixtures, computers and communications equipment), together with all alterations, additions, substitutions and improvements made and installed by the Tenant upon or in the Leased Premises and which in any manner are attached to, on, or under the floors, walls or ceilings of the Leased Premises shall upon the termination of this Lease become the Landlord's absolute property without compensation therefor to the Tenant, and shall not be removed by the Tenant either during or after the Term save as hereinafter provided. The making of the Tenant's repairs pursuant to this Lease or the making or permissible Tenant's improvements and alterations in accordance with this Lease shall not constitute a removal for the purposes thereof. Upon the termination of this Lease the Landlord may at its option and at the expense of the Tenant require the Tenant to remove any such fixtures, alterations, additions, substitutions and improvements made or installed by the Tenant upon or in the Leased Premises. The Tenant shall in the case of every removal, either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Building in the course of such removal.

Notwithstanding the above, the Tenant shall not be obligated to remove the office walls and partitions, and floor coverings which will be installed at the commencement of the Term as laid out in the floor plan in Schedule B.

FORCE MAJEURE

14.01 Save and except for the obligations of the Tenant as set forth in this Lease to pay Basic Rent, Additional Rent and other monies to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purpose of this Lease, "force majeure" shall mean any acts of God, strikes, lockouts or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockade, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests, and restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery, inability to obtain materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission, or event whether of the kind herein enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have been prevented, but lack of funds on the part of such party shall be deemed not to be a force majeure), such failure shall be deemed not to be a breach of the obligations of such party hereunder and the time for the performance of such obligations shall be extended accordingly. Provided, however, nothing contained in this clause shall extend or otherwise change the Termination Date hereof.

LIMITATION OF LANDLORD'S LIABILITY

15.01 The Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage suffered by the Tenant or others in respect of (i) the property of the Tenant or others from theft; (ii) indirect or consequential damage or damages for personal discomfort or illness or loss of business resulting from the interruption of the heating, ventilating and air-conditioning services or any utility services to be provided under this Lease by the Landlord; (iii) renovations, replacements or repairs to the Lands or Building or any part thereof; (iv) damage caused by other tenants, occupants or persons in the Leased Premises or other premises in the Building or the public, or damage caused in the course of construction or operation of any private or public work in which the Landlord is not directly or indirectly involved; (v) damage required to be insured against by the Tenant; and (vi) injury or damage (except where caused by the negligent acts or omissions of the Landlord but excluding injury or damage required to be insured against by the Tenant) to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow or leaks from any part of the Building including the Leased Premises, or from any pipes, appliances or plumbing work therein, or from dampness.

15.02 The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean the Landlord as hereinbefore set out, while it retains its interest in the Lands, Building and Leased Premises but upon a transfer of that interest, the Landlord shall be automatically relieved, after the date of such transfer, of all personal liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained.

RESERVATION TO LANDLORD

16.01 Any space within the Leased Premises used for stairways and passageways to other adjoining premises and stacks, shafts, pipes, conduits, ducts, or other Building facilities, the heating, electrical, plumbing, ventilation, air-conditioning and other Building systems, and the use thereof as well as access thereto through the Leased Premises for the purpose of use, operation, maintenance and repair are expressly reserved to the Landlord. Notwithstanding the reservation of such areas to the Landlord, the Tenant acknowledges that the cost of operation, maintenance and repair thereof, except structural repair and replacement, shall be included in Operating Expenses.

OVERHOLDING

17. 01 Upon the expiration or earlier termination of the Term of this Lease, the Tenant shall quit and surrender the Leased Premises in good order and condition, reasonable wear and tear excepted, and the Tenant shall remove all its property therefrom except as otherwise provided in this Lease. If the Tenant remains in occupation beyond the expiration or earlier termination of this Lease, such continued occupation by the Tenant shall not have the effect of extending the Term or renewing the Term of this Lease for any period of time, notwithstanding any statute or law to the contrary, and the Tenant shall be presumed to occupy the Leased Premises against the will of the Landlord, who shall thereupon be entitled to make use of any and all remedies by law provided for the expulsion of the Tenant including all claims for loss or damages provided, however, that the Landlord may, at its option, give to the Tenant written notice that the Tenant may continue to occupy the Leased Premises under a tenancy from month to month and otherwise under the terms and conditions as the Landlord may specify in the said written notice, including Basic Rent therefor.

Notwithstanding anything in this Lease to the contrary, if the Landlord does not give said written notice as stated in this clause, the tenancy resulting shall be a monthly tenancy only, at the monthly rental equivalent to one-tenth (1/10th) of the gross Basic Rent payable for the year immediately preceding and subject to termination at the election of the Landlord or the Tenant upon one
(1) month's notice in writing, and subject also to the terms, conditions and covenants herein set out, except as to the length of tenancy, it being understood that the acceptance of Basic Rent or any implied condition in no way renews this Lease as a yearly tenancy.

SERVICE OF LEGAL DOCUMENTS

18.01 Notwithstanding anything otherwise contained in this Lease and in addition to any other method of service that may be authorized by the Rules of Court, the Tenant hereby elects domicile at the Leased Premises for the purpose of service or formal receipt of any Writs of Summons or other legal documents in any action or proceeding whatsoever by the Landlord to enforce its rights hereunder.

GENDER

19.01 Where required the singular number shall be deemed to include the plural and the neuter gender the masculine or feminine.

DEFINITION

20.01 The definition of any words in any paragraph of this Lease shall apply to such words when used in any other paragraph hereof whenever the context is consistent.

NOTICES

21.01 All notices, demands and requests which may be or are required to be given under this Lease shall be in writing. All notices, demands and requests may be served personally, sent by registered mail or postage prepaid, addressed in each case delivered to or addressed to the Landlord as follows:

Box 16, 1128 Hornby Street
Vancouver, B. C., V6z 2L4

and to the Tenant at the Leased Premises or at the address set out in the description on page 1 of this Lease or at such other place within Canada as either of the Landlord or the Tenant may from time to time designate by written notice to the other. Notices, demands and requests which are served in the manner aforesaid shall be deemed sufficiently served or given for all purposes of this Lease, in the case of those personally served, on the day of such service, and in the case of those given by prepaid registered mail or postage prepaid, on the date three (3) days following the date of such posting as the case may be.

Where the Leased Premises shall have been vacated or abandoned by the Tenant, any notice, demand or request shall be deemed sufficiently given, for all purposes of this Lease, if posted on the Leased Premises.

TIME OF ESSENCE

22.01 Time shall be of the essence of this Lease.

ENTIRE AGREEMENT

23. 01 The Tenant acknowledges that there have been no representations, warranties, agreements, covenants or conditions expressed or implied, affecting or relating to this Lease or the Leased Premises made or given by the Landlord or any agent, officer, employee or servant of the Landlord which are not set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and Tenant and may not be modified except by subsequent agreement in writing duly signed by the Landlord and the Tenant.

ENUREMENT

24.01 This indenture and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, permitted assigns and other legal representatives, as the case may be, of each and every of the parties hereto, including the Covenantor, if any, and every reference herein to any party thereto shall include the heirs, executors, administrators, successors, permitted assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party or a corporation, the provision hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

CAPTIONS


25. 01 The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease, nor of any provision thereof.


GOVERNING LAW

26.01 This Lease shall be construed and governed by the laws of the Province in which the Lands and Building are situate. Should any provision or condition of this Lease be or become illegal or not enforceable, it shall be considered separate and severable from this Lease and its remaining provisions and conditions shall remain in force and be binding upon the parties hereto as though the said provision or condition had never been included.

ACCEPTANCE

27.01 The Tenant hereby accepts this Lease of the above described Leased Premises to be held by it as Tenant subject to the covenants, conditions and restrictions above and in the Schedules attached hereto set forth.

The Tenant covenants and agrees with the Landlord that the Landlord shall not be obliged to execute or deliver this Lease in form registrable under the Land Title Act or any other statute governing registration and, further, that the Landlord shall not be obliged to deliver a plan in registrable form of the Building or the Lease Premises.

IN WITNESS WHEREOF the parties hereto have executed this Lease by affixing their corporate seals by their authorized officers in that behalf, or by the Tenant's signature hereto, as of the day and year first above written.

LANDLORD:

The Corporate Seal of 1045 Howe Street
Holdings Ltd. was hereunto affixed on
this     day of            2000
in the presence of:

 /s/
---------------------------------
Signature

Accountant
---------------------------------
Title


TENANT:

The Corporate Seal of Milinx Business Services, Inc.
was hereunto affixed on this day of      , 2000
in the presence of:


   /s/
---------------------------------
Signature

President
---------------------------------
Title

                                  SCHEDULE "A"

                                LEGAL DESCRIPTION

     This is Schedule "A" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as Landlord, and Milinx Business Services, Inc. as Tenant.

City of Vancouver,
Lot "I",
Block 81,
District Lot 541,
Plan 15494.

                                  SCHEDULE "B"

                                   FLOOR PLAN



     This is Schedule "B" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as

Landlord, and Milinx Business Services, Inc. as Tenant.

14,005 square feet, more or less, as shown in red, on the Third floor







                                [GRAPHIC OMITTED]

                              Diagram of Floor Plan

                                   SCHEDULE C

                      STANDARD METHOD OF FLOOR MEASUREMENT


     This is Schedule "C" to the Lease dated the day of 2000 entered into between 1045 Howe Street Holdings Ltd. as

Landlord, and Milinx Business Services, Inc. as Tenant.

PART I - SINGLE TENANCY FLOORS

The Rentable Area of a single tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the outer masonry Building wall to the inside surface of the opposite outer masonry Building wall, or alternatively where the outer Building wall consists of fifty (50%) percent or more of glass, from the inside surface of such glass to the inside surface of the opposite outer masonry Building wall or the inside surface of the opposite glass, whichever is applicable; and shall include:

     (a)  the areas of columns and projections necessary to the Building; and

     (b) air-conditioning shafts and ducts where a central air- conditioning system eliminates floor fan rooms; but shall exclude:

the areas of the following core areas, with their enclosing walls (except where any such wall shall be common to an adjacent accessory area as described in Part II hereof or adjacent to another core area, then in any such case from the centre of such common wall):

public stairs
public elevator shafts
flues
vents
stacks
pipe shafts
vertical ducts (except those referred to in (b) above).

PART II- MULTIPLE TENANCY FLOORS

The Rentable Area of the Leased Premises, where situate on a multiple tenancy floor, shall be the aggregate of:

     (a) the area of the Leased Premises computed by measuring from the inside surface of the outer masonry Building wall, or alternatively where the outer Building wall consists of fifty (50%) percent or more of glass, from the inside surface of such glass to the finished surface of the corridor side of the corridor partition and from the centre of the partitions that separate the Leased Premises from adjoining Rentable Areas and from the outer surface of walls enclosing accessory areas and core areas; and

     (b)  a Proportionate Share of the areas of the following accessory areas:

          (i) public corridors and elevator lobbies, and with their enclosing walls (except when any such wall shall be common to an adjacent core area or adjacent to another accessory area, then in any such case from the centre of such common wall), and the following:

public toilets
janitor closets
electrical closets
telephone closets
air-conditioning rooms
fan rooms
air ducts

          (ii) air-conditioning   shafts   and  ducts   where  a  central   air-
               conditioning   system  eliminates  floor  fan  rooms;  but  shall
               exclude:

the areas of the following core areas, with their enclosing walls (except where any such wall shall be common to an adjacent accessory area or adjacent to another core area, then in any such case from the centre of such common wall):

public stairs
public elevator shafts
flues
vents
stacks
pipe shafts
vertical ducts (except those referred to in (b) above).

For the purpose of this Part II "Proportionate Share" shall mean the product obtained by multiplying the aggregate area of all accessory areas on the respective floors by a fraction the numerator of which is the area of the Leased Premises and the denominator of which is the aggregate of the areas of all leasable premises on such floors.

                                  SCHEDULE "D"


                              RULES AND REGULATIONS


     This is Schedule "D" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as

Landlord, and Milinx Business Services, Inc. as Tenant.


1. The Landlord shall have the right to control and operate the Common Facilities in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Leased Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Facilities by other tenants.

2. The Common Facilities shall not be encumbered or obstructed by tenants or tenants' agents, servants, employees, licensees or invitees, or be used by them for any purpose other than as set out in this Lease. The Landlord reserves the right to restrict and regulate the use of the aforementioned Common Facilities by tenants and tenants' agents, employees, servants, licensees and invitees and by persons making deliveries to tenants (including, but not limited to, the right to allocate certain elevator or elevators, if any, and the reasonable hours of use thereof for delivery service), and the right to designate which Building entrance or entrances shall be used by persons making deliveries to the Building.

3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens other than those furnished or approved of by the Landlord shall be attached to, or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of the Landlord. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design and colour as approved by the Landlord, and attached in the manner approved by the Landlord.

4. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any window or part of the outside or inside of the Leased Premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, the Landlord may remove same without any liability, and may charge the expense incurred by such removal to such tenant. Interior signs on doors shall be inscribed, painted, or affixed for tenants by the Landlord or by sign painters, first approved by the Landlord, at the expense of the tenants and shall be of a size, colour, and style acceptable to the Landlord.

5. The windows and doors and, if any, the sashes, sash doors, and skylights that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by tenants, nor shall any bottles, parcels, files, papers or other articles be placed on the windowsills.

6. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules without the prior written consent of the Landlord.

7. The toilets, urinals, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the tenants by whom or by whose agents, servants, employees, customers or invitees the same was caused. Tenants shall not let the water run unless it is in actual use, and shall not deface or damage any part of the Building, nor drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

S. Tenants shall not mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct. Only contractors approved in writing by the Landlord may be employed by tenants for making repairs, changes or any improvements to the Leased Premises. Tenants shall not (without the Landlord's prior consent) lay floor coverings other than unaffixed rugs, so that the same shall come into direct contact with the floor of the Leased Premises and, if wall to wall carpeting, linoleum or other similar floor coverings other than the Building standard carpet are desired to be used and such use is approved by the Landlord, and if such floor coverings are placed or to be placed over tile flooring then an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water, the use of cement or similar adhesive material being expressly prohibited. Metal cabinets shall be set on a non-corrosive pad wherever the floors are tile.

9. No bicycles, vehicles or animals or birds of any kind shall be brought into or kept in or about the Building or the Leased Premises excepting that those vehicles so authorized by the Landlord may enter and be kept in the Building's parking facilities.

10. No space in the Building shall be used for manufacturing or for lodging, sleeping, residential purposes, or any immoral or illegal purposes. No space shall be used for the storage of merchandise or for the sale of merchandise, goods or property, other than in the ordinary course of business, and no auction sales shall be made by tenants without prior written consent of the Landlord.

11. Tenants shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighbouring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television, talking machine, unmusical noise, whistling, singing or in any other way. Tenants shall not throw anything out of the doors, windows or skylights, if any, or down the passageways, stairs or elevator shafts nor sweep anything into the corridors, hallways or stairs of the Building.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by tenants, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord, at its option. Tenants shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and such keys shall be paid for by the Tenant, and upon termination of the Tenant's Lease, the Tenant shall surrender to the Landlord all keys of the Leased Premises and other part or parts of the Building.

13. The Tenants and their agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion to prescribe the weight permitted and the position thereof and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only outside of Normal Business Hours or at any other time consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators, except during hours approved by the Landlord.

14. Tenants shall not occupy or permit any portion of the Leased Premises to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of narcotics or drugs, except as incidental to the Tenant's main business.

15. Tenants shall not use the name of the Building or the owner in any advertising without the express consent in writing of the Landlord. The Landlord shall have the right to prohibit any advertising by any tenant which in any way tends to impair the reputation of the Building or its desirability as a building, and upon written notice from the Landlord, tenants shall refrain from or discontinue such advertising.

16. All entrance doors in the Leased Premises shall be left locked and all windows shall be left closed by tenants when the Leased Premises are not in use.

17. The Landlord shall in no way be responsible to any tenant for 1 of property from the Leased Premises, however occurring, or for dam done to the furniture or other effects of any tenant by the Landlord's agents, janitors, cleaners, employees or contractors doing work in the Leased Premises. The tenant shall permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

18. The requirements of tenants will be attended to only upon application to the Building manager or such other authorized representative as the Landlord may designate in writing. The Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of the Landlord, from the Building manager or other representative as aforesaid.

19. Canvassing, soliciting and peddling in the Building are prohibited, and tenants shall co-operate to prevent the same.

20. Any hand trucks, carryalls, or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

21. Without first obtaining the Landlord's written permission, tenants shall not install, attach, or bring into the Leased Premises any equipment (other than normal office equipment such as electric typewriters, calculators, and the like) or any instrument, duct, refrigerator, air conditioner, water cooler, or any other appliance requiring the use of gas, electric current, or water. Any breach of this rule will entitle the Landlord at the tenant's expense to enter into the Leased Premises and remove whatever the tenant may have so installed, attached or brought in.

22. The Landlord reserves the right to exclude from the Building outside of Normal Business Hours and during all hours on weekends all persons not authorized by a tenant in writing, by pass, or otherwise, to have access to the Building and the Leased Premises. Each tenant shall be responsible for all persons authorized by him to have access to the Building and shall be liable to the Landlord for all of their acts while in the Building. When security service is in effect, entrance to the Building, deliveries and exits shall be made via designated entrances and the Landlord may require all persons to sign a register on entering and leaving the Building. Any person found in the Building at such times without authorization or a pass will be subject to the surveillance of the employees and agents of the Landlord. The Landlord shall be under no responsibility for failure to enforce this rule.

23. The Tenant shall at all times keep all drapes, blinds or curtains adjusted to block the direct rays of the sun in order to avoid overloading the air-conditioning systems.

24. Neither tenants nor their servants, employees, agents, visitors, or licensees shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluids, chemicals or substance, nor do nor permit to be done anything in conflict with any insurance policy which may or might be in force upon the Building or any part thereof or by reason of which any fire insurance premiums may be (or may be liable to be) increased; or with the laws relating to fires, or with the regulations of the Fire Department or the Health Department; or with any of the rules, regulations or ordinances of the City in which the Leased Premises are located, or of any other duly constituted authority.

25. Tenants shall not, without first obtaining the Landlord's prior written approval, do any cooking, conduct any restaurant, luncheonette, or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odours of cooking or other processes or any unusual or objectionable odours to emanate from the Leased Premises. Tenants shall not, without first obtaining the Landlord's prior written approval, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine; or permit the delivery of any food or beverage to the Leased Premises except by such persons delivering the same as shall be approved by the Landlord. No food or beverage shall be carried in the public halls or elevators except in closed containers.

26. Except as may be otherwise approved by the Landlord, no tenant shall occupy or permit to be occupied any portion of the Leased Premises as an employment bureau, or advertise for labourers giving the Leased Premises as an address.

27. No tenant shall, at any time, while in or on any part of the Lands or Building, feed or leave any foodstuffs or any birds or other animals.

28. Each tenant shall keep its Leased Premises free of waste, rubbish and debris at all times and provide proper receptacles in the Leased Premises for waste and rubbish.

29. The Tenant shall be responsible for cleaning at reasonable time intervals any drapes and/or curtains that may be installed in the Leased Premises.

30. The Tenant shall not place, or permit to be placed, any signs of any nature whatsoever within the Leased Premises where the same can be seen from outside of the Leased Premises, and shall not place, or permit to be placed, any sign of its or any of its employees or permit its employees to place any sign within the Building or on or against the Building walls or on the Lands.

31. The Landlord reserves the right to promulgate, rescind, alter or waive the rules or regulations at any time prescribed for the Building when it is necessary, desirable or proper for its best interest and, in the opinion of the Landlord, for the best interests of the tenants.

32. The Landlord will publish from time to time emergency fire regulations and evacuation procedures in consultation with the applicable municipal authorities. The Tenant will, at the Landlord's request, appoint a premises warden (wardens for multi-floor users) who will be responsible for liaison with building management in all emergency matters and who will be responsible for instructing employees of the Tenant in all emergency matters.

33. The Tenant shall inform the Landlord immediately of the occurrence of any waste or damage, disfiguration or injury of the Lands, the Building, the Leased Premises or the fixtures or equipment therein or thereon.

34. The Tenant shall advise the Landlord immediately of the presence of and do all things necessary to remove any dangerous condition from time to time existing on the Leased Premises and arising as a result of the act or omission of the Tenant, its agents or servants.

35. The Tenant shall not permit smoking in the Building within or within the Leased Premises.

                                  SCHEDULE "E"

                               OPERATING EXPENSES



     This is Schedule "E" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as

         Landlord, and Milinx Business Services, Inc. as Tenant.

"Operating Expenses" means the aggregate of any and all costs and expenses incurred by the Landlord, without duplication thereof, which are attributable to the operation, supervision, maintenance and repair (including replacements but excluding structural repair and replacement) of the Building and the supervision, maintenance and operation of the Lands and shall include, but not be limited to:

(1) Wages, salaries or other compensation for all employees, agents, or contractors of the Landlord performing services rendered in connection with the Lands and Building, including without limitation the superintendent of the Building along with his assistants and any clerical personnel, window cleaners, porters, janitors, cleaners and other handymen, watchmen, commissionaires, caretakers or security personnel, carpenters, engineers, firemen, mechanics, electricians, plumbers, painters and persons engaged in the operation, maintenance and repair of the heating, ventilating, air-conditioning, plumbing, electrical and elevator systems of the Building.

(2) The cost of all employee benefits, including unemployment insurance, group insurance, worker's compensation insurance, pension plans and medical and dental premiums paid in connection with any of the Landlord's employees specified in
(1) above.

(3) The costs incurred to purchase and maintain uniforms supplied to any of the Landlord's employees specified in (1) above.

(4) Costs incurred in lighting, sewer and sewer charges, cleaning, snow removal, garbage and waste removal, decorating, supervising, replacing, policing, striping, music rentals, loudspeaker systems, maintenance and monitoring of fire alarm systems, grounds maintenance, cleaning, maintaining and repairing of parking areas, Building exterior maintenance, telephone, stationery supplies and other materials, and service contracts in connection with, but not limited to, any mechanical, electrical, security, cleaning or elevator maintenance.

(5) Costs incurred for fuel or other energy for heating, ventilating and air-conditioning systems thereof and for electricity, steam, water, oil, gas or other power required in connection with the lighting, use and operating of the Building.

(6) The actual costs of all insurance as may be carried by the Landlord in respect of, or attributable to, the Building and the Lands or related thereto including without limitation fire and other perils, third party public liability and property damage, boiler and machinery and rental income insurance, more specifically defined in this Leases.

(7) The costs of any modification and addition to the Building an/or the machinery and equipment therein and thereon when, in the reasonable opinion of the Landlord such expenditure may reduce Operating Expenses, or any additional equipment or improvements required by law or, in the Landlord's reasonable opinion, for the benefit or safety or the Building users.

(8) The total annual amortization of capital costs and major repairs excluding structural repairs (on a straight line basis over the useful life or such other period as reasonable determined by the Landlord), and the interest on the unamortized capital at a rate equivalent to the lending rate actually charged or chargeable by the Landlord's bankers from time to time on demand commercial loans made to the Landlord (and if different loans are at a different rate of interest, then the lowest of the same), of the cost of all furniture, machinery, equipment, replacements, modifications, additions and improvements to the Building which, in the Landlord's reasonable opinion, have an estimated useful life longer than one (1) fiscal year and the cost whereof has not previously been charged to the Tenant.

(9) Sales and excise taxes on goods and services provided by the Landlord to manage, operate or maintain the Building and equipment.

(10) Such portion of all taxes, other than Real Estate Taxes, as the Landlord shall have allocated to the Building and the Lands, including but not limited to Corporation Capital Tax (to a maximum of 25 cents per square foot), place of business taxes and other business or similar taxes assessed.

(11) Any reasonable expenses including legal, appraisal, administration and overhead incurred by the Landlord verifying and/or obtaining or attempting to obtain a reduction of any Real Estate Taxes not otherwise provided for in this Lease.

(12) Reasonable Fees and expenses of the Landlord's firm of accountants pertaining only to services performed in the preparation of any statements required specifically for the tenants under the provisions of this Lease.

(13) A management Fee equal to three and a half (311%) percent of the Basic Rent payable to the Landlord in connection with the Leased Premises.

(14) Such other direct operating costs, charges and expenditures of a like nature as may be incurred in respect of the proper preservation, protection, maintenance and operation of the Lands and Building.

(15) Operating Expenses shall not include interest on debt or capital retirement of debt or amounts charged to depreciation except for depreciation or amortization of expense-reducing improvements and equipment or as otherwise provided herein.

(16) Unless the Landlord elects to exclude these costs in regard to the Leased Premises by giving notice from time to time in writing to the Tenant, the cost of installing, cleaning, maintaining, repairing and replacing electric lightbulbs, fluorescent tubes, starters, ballasts, fluorescent fixtures and other lighting equipment in the Building.

                                  SCHEDULE "F"

                                 OPTION TO RENEW


     This is Schedule "F" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as

         Landlord, and Milinx Business Services, Inc. as Tenant.

Upon the expiration of the Term herein granted, and provided that, and for so long only as the Tenant pays the rents and performs each and every of the covenants, conditions and agreements in the Lease reserved and contained and on the part of the Tenant to be paid and performed and is not and has not been in default in respect of any of the same and there has been no adverse change of any sort in the Tenant's financial condition or capacity, the Tenant shall have the right and option at his election to renew this Lease for an additional term of Five (5) years upon and subject to the covenants, conditions and agreements as art set forth in the Landlord's standard form of lease for the Building then in use. Such Renewal Term shall commence on the day immediately succeeding the expiration of the Term of this Lease (the "Renewal Date") and shall end at midnight of the day immediately preceding the fifth (5th) anniversary of the first day of the Renewal Term unless sooner terminated in accordance with the provisions of this Lease. The Tenant shall exercise such option to renew this Lease by giving notice in writing to the Landlord not earlier than twelve (12) months and not later than six (6) months prior to the last day of the Term of this Lease (the 'Notice Period"). . If requested by the Tenant during the Notice Period, the Landlord will provide the Tenant with a copy of its standard form of least for the Building then in use. In the event that the Tenant fails to give such notice to the Landlord as herein provided, the Lease shall automatically terminate at the end of the Term and the Tenant shall have no further option to extend this Lease

The renewal lease shall not contain any provision for further renewal and the annual Net Rent shall be the market rate for similar premises of similar size, use and location one hundred twenty (120) days prior to the expiry date of this Lease, without deduction or allowance for or consideration of any tenant inducements, leasehold improvement allowances, rent free periods, lease take-overs, turnkey or "build-to-suit" arrangements or other concession or inducement offered or given by landlords to achieve such rental (the "New Annual Net Rent). The New Annual Net Rent shall be mutually agreed to by the Landlord and the 'Tenant at least ninety (90) days prior to the expiration of the Term, and failing agreement shall be determined by three (3) accredited real estate brokers (the "'Three Experts") at least thirty (30) days prior to the expiration of the Term, which experts shall be familiar with rental rates in the area of the Leased Premises, one of whom shall be appointed by the Landlord (the "Landlord's Expert") and all costs associated with the Landlord's expert shall be the sole responsibility of the Landlord, and one expert shall be appointed by the Tenant (the "Tenant's Expert") and all costs associated with the Tenant's Expert shall be the sole responsibility of the Tenant. The appointment of the third expert (the "Third Expert") shall be agreed upon by the Landlord's Expert and the Tenant's Expert and 50% of costs attributable to the Third Expert shall be borne by the Tenant and the remaining 50% of costs attributable to the Third Expert shall be borne by the Landlord. Together the Three Experts, acting reasonably, shall make the final determination of the New Annual Net Rent and should the Three Experts be unable to agree among themselves on the determination, the opinion of the majority, being 2 of the Three Experts, shall be final and binding on the Landlord and Tenant.

In the event the Tenant is in default of any term of the Lease after he exercises his right to renew, then whether such default is cured or not the Landlord, notwithstanding any other remedy it may have, may terminate the renewal of the Lease and the Tenant shall have no further right to any renewal.

                                  SCHEDULE "G"

                                ADDENDUM TO LEASE


     This is Schedule "G" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as

Landlord, and Milinx Business Services, Inc. as Tenant.

Right of Second Refusal to Lease Fourth and Fifth Floors

If at any time during the Term hereof (or any renewal term) the Landlord receives an acceptable written offer to lease the whole or any part of rentable space on the Fourth and Fifth floors (hereinafter called "Additional Space") of the Building from a third party, the Landlord shall notify the Tenant in writing thereof and the Tenant shall have the right of second refusal to lease the Additional Space upon the same terms and conditions as are contained in the said acceptable offer to lease, provided that such right shall be exercised by notice in writing to the Landlord within three (3) business days after the date of receipt of the said notice; if the Tenant fails to exercise such right to lease the said Additional Space within such three (3) day period, its right of second refusal thereupon shall terminate. If the aforesaid right of second refusal is not exercised and further space on the fourth and fifth floors becomes available for rental during the Term hereof or any renewal term, the Tenant shall have the further right of second refusal concerning a subsequent offer to lease on the space, and so on from time to time.

Landlord's Base Building Work

     The Landlord at its sole cost shall be responsible for the following work:

(a) Demolish the existing improvements and corridors where required by the Tenant;

(b) Prepare the floor to receive Tenant's choice of building standard carpet which is to be supplied and installed by the Landlord;

(c) Replace or repair any damaged ceiling tiles to the Building's new standard;

(d) Upgrade the third (3 d) floor elevator lobby and corridor to the standard on the fourth and fifth floors; and

(e) Ensure Building HVAC system is in proper working condition and ready to receive Tenant's leasehold improvements and proper standard exterior window coverings are in place.

The Tenant acknowledges that all above work had been completed to its satisfaction.

Tenant's Work

The Tenant shall be responsible for leasehold improvement work performed in the Premises. The Tenant shall be responsible for the installation and maintenance of its telephones, computers and special communications equipment, wiring and fixtures. At the expiry of the Term the Tenant shall have possession of such equipment.

The Tenant shall be responsible for the preparation of all space plan services with respect to the Leasehold Improvements. The Tenant shall submit to the Landlord working drawings of the proposed Leasehold Improvements, which drawings must be approved by the Landlord prior to the commencement of any work.

It is the Tenant's responsibility to secure with the Landlord's cooperation (such cooperation not to be unreasonably withheld), all the necessary building permits and approvals required by the City of Vancouver for the Leasehold Improvements. Such permits must be secured before any work shall commence on the Premises. The Tenant shall also be responsible for making application for


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                                       -2-


a certificate of occupancy as required by the City of Vancouver, and the Tenant shall not take occupancy of the Premises until such approval from the City has been obtained.



Cancellation

The Tenant shall have the right to cancel the Lease on/or anytime after the second (2nd ) anniversary of the Commencement Date providing at least six (6) months prior written notice is provided and the Tenant pays to the Landlord as a penalty four (4) months gross rent plus GST. The penalty payment shall be submitted at the time the notice is given.


Fixturing Period

The Tenant shall have a fixturing period prior to the Commencement Date in which to carry out construction of its Leasehold Improvements. Such fixturing period shall be provided free of Rent, operating expenses, and property taxes. The Tenant may also occupy the Premises during the Fixturing Period for the purpose of moving.

Parking

The Landlord shall make available to the Tenant at the Tenant's option up to eight (8) parking stalls to be located in the Building parking garage at the prevailing market rental rate from time to time, currently One hundred and Ten Dollars ($110.00) per month per stall, plus applicable taxes. The Landlord acknowledges that the Tenant shall use two of the parking stalls as identified in Schedule "H", to install emergency generators and air conditioning units. Upon termination of this Lease, The Tenant covenants that it will restore the stalls, and any other stalls it may use for the same purpose, to their previous conditions.

Deposit

The Landlord acknowledges receipt of a deposit of Forty Thousand Dollars ($40,000.00) from the Tenant which is to be applied equally by the Landlord towards the Tenant's first and last months gross rent.


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                                  SCHEDULE "H"

                 LOCATION OF GENERATOR AND AIR CONDITIONER UNIT


     This is Schedule "H" to the Lease dated the 31st day of May, 2000 entered into between 1045 Howe Street Holdings Ltd. as

Landlord, and Millnx Business Services, Inc. as Tenant.

Parking stalls identified with a "X" on the Second Floor Parking.

                                1045 HOWE STREET
                               LANE LEVEL PARKING
                                      LANE

                                [GRAPHIC OMITTED]

                              DIAGRAM OF FLOOR PLAN